Exhibit 15

Securities and Exchange Commission
100 F. Street, N.E.
Washington, DC 20549

November 2, 2012

RE: Ford Motor Company Registration Nos. 33-39402, 33-54348, 33-55847, 33-62227, 333-02735, 333-20725, 333-31466, 333-46295, 333-47733, 333-56660, 333-57596, 333-58697, 333-65703, 333-71380, 333-74313, 333-85138, 333-87619, 333-104063, 333-113584, 333-123251, 333-138819, 333-138821, 333-149453, 333-149456, 333-153815, 333-153816, 333-156630, 333-156631, 333-157584, 333-162992, 333-162993, 333-165100, 333-172491 and 333-179624 on Form S-8 and 333-174150 on Form S-3.

Commissioners:

We are aware that our report dated November 2, 2012 on our review of interim financial information of Ford Motor Company (the "Company") for the three and nine month periods ended September 30, 2012 and September 30, 2011 and included in the Company's quarterly report on Form 10-Q for the quarter ended September 30, 2012 is incorporated by reference in the aforementioned Registration Statements.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Detroit, Michigan